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[LOGO]            BANKAMERICA MANUFACTURED HOUSING CONTRACT TRUST II
                    SENIOR/ SUBORDINATE PASS-THROUGH CERTIFICATES
                       SERIES 1997-1, INVESTOR NUMBER 19972001


MONTHLY SERVICING SUMMARY                             PERIOD ENDING:    07/31/97
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                                                                 Pass Through
                                                                     Rate          Balance         Pool Factor
                                                                 ------------  ----------------   --------------

                                         BOP Scheduled Pool                   $261,995,275.30     100.0000000%
Determination Date:        08/06/97      EOP Scheduled Pool                    260,354,866.59      99.3738785%
Remittance Date:           08/11/97       Class A-1 Certificate     5.9100%     23,859,591.29      93.5670247%
                                          Class A-2 Certificate     6.0150%     18,000,000.00     100.0000000%
                                          Class A-3 Certificate     6.0600%     20,500,000.00     100.0000000%
                                          Class A-4 Certificate     6.1950%     29,500,000.00     100.0000000%
                                          Class A-5 Certificate     6.2650%     14,300,000.00     100.0000000%
Prior Period WAC             10.72%       Class A-6 Certificate     6.3400%     15,500,000.00     100.0000000%
Current Period WAC           10.72%       Class A-7 Certificate     6.5800%     39,300,000.00     100.0000000%
                                          Class A-8 Certificate     6.7250%     26,000,000.00     100.0000000%
Senior Percentage           100.00%       Class A-9 Certificate     7.0150%     27,545,000.00     100.0000000%
Class M Percentage            0.00%         Class M Certificate     6.8000%     22,270,000.00     100.0000000%
Class B Percentage            0.00%       Class B-1 Certificate     6.9400%     15,720,000.00     100.0000000%
                                          Class B-2 Certificate     7.7000%      7,860,275.30     100.0000000%


I.  RECAP OF POOL:                            Loan
                                              Count        CLASS A-1        CLASS A-2        CLASS A-3        CLASS A-4
                                             -------     --------------   --------------   --------------   --------------
    Beginning Certificate Balance              8,769     $25,500,000.00   $18,000,000.00   $20,500,000.00   $29,500,000.00
    Scheduled Principal Reduction                           (353,588.69)            0.00             0.00             0.00
    Partial Principal Prepayments                           (150,792.73)            0.00             0.00             0.00
    Principal Prepayments In Full                (35)     (1,052,994.14)            0.00             0.00             0.00
    Contract Liquidations                          0               0.00             0.00             0.00             0.00
    Contract Repurchases                          (3)        (83,033.15)            0.00             0.00             0.00
    Previously Undistributed Shortfalls                            0.00             0.00             0.00             0.00
                                             -------     --------------   --------------   --------------   --------------
    Remaining Certificate Balance              8,731     $23,859,591.29   $18,000,000.00   $20,500,000.00   $29,500,000.00
                                             -------     --------------   --------------   --------------   --------------
                                             -------     --------------   --------------   --------------   --------------


                                                            CLASS A-5        CLASS A-6        CLASS A-7        CLASS A-8
                                                         --------------   --------------   --------------   --------------
    Beginning Certificate Balance                        $14,300,000.00   $15,500,000.00   $39,300,000.00   $26,000,000.00
    Scheduled Principal Reduction                                  0.00             0.00             0.00             0.00
    Partial Principal Prepayments                                  0.00             0.00             0.00             0.00
    Principal Prepayments In Full                                  0.00             0.00             0.00             0.00
    Contract Liquidations                                          0.00             0.00             0.00             0.00
    Contract Repurchases                                           0.00             0.00             0.00             0.00
    Previously Undistributed Shortfalls                            0.00             0.00             0.00             0.00
                                                         --------------   --------------   --------------   --------------
    Remaining Certificate Balance                        $14,300,000.00   $15,500,000.00   $39,300,000.00   $26,000,000.00
                                                         --------------   --------------   --------------   --------------
                                                         --------------   --------------   --------------   --------------

                                                              CLASS A-9          CLASS M        CLASS B-1        CLASS B-2
                                                         --------------   --------------   --------------   --------------
    Beginning Certificate Balance                        $27,545,000.00   $22,270,000.00   $15,720,000.00    $7,860,275.30
    Scheduled Principal Reduction                                  0.00             0.00             0.00             0.00
    Partial Principal Prepayments                                  0.00             0.00             0.00             0.00
    Principal Prepayments In Full                                  0.00             0.00             0.00             0.00
    Contract Liquidations                                          0.00             0.00             0.00             0.00
    Contract Repurchases                                           0.00             0.00             0.00             0.00
    Previously Undistributed Shortfalls                            0.00             0.00             0.00             0.00
                                                         --------------   --------------   --------------   --------------
    Remaining Certificate Balance                        $27,545,000.00   $22,270,000.00   $15,720,000.00    $7,860,275.30
                                                         --------------   --------------   --------------   --------------
                                                         --------------   --------------   --------------   --------------


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II. DISTRIBUTIONS
                                         CLASS A-1          CLASS A-2        CLASS A-3        CLASS A-4
                                      --------------     --------------   --------------   --------------
    Principal Distribution Amount      $1,640,408.71              $0.00            $0.00            $0.00
    Interest Distribution Amount          125,587.50          90,225.00       103,525.00       152,293.75
    Unpaid Interest Shortfall                   0.00               0.00             0.00             0.00
                                      --------------     --------------   --------------   --------------
    Total Distribution                 $1,765,996.21         $90,225.00      $103,525.00      $152,293.75
                                      --------------     --------------   --------------   --------------
                                      --------------     --------------   --------------   --------------

                                         CLASS A-5          CLASS A-6        CLASS A-7        CLASS A-8
                                      --------------     --------------   --------------   --------------
    Principal Distribution Amount              $0.00              $0.00            $0.00            $0.00
    Interest Distribution Amount           74,657.92          81,891.67       215,495.00       145,708.33
    Unpaid Interest Shortfall                   0.00               0.00             0.00             0.00
                                      --------------     --------------   --------------   --------------
    Total Distribution                    $74,657.92         $81,891.67      $215,495.00      $145,708.33
                                      --------------     --------------   --------------   --------------
                                      --------------     --------------   --------------   --------------

                                         CLASS A-9            CLASS M        CLASS B-1        CLASS B-2
                                      --------------     --------------   --------------   --------------
    Principal Distribution Amount              $0.00              $0.00            $0.00            $0.00
    Interest Distribution Amount          161,023.48         126,196.67        90,914.00        50,436.77
    Unpaid Interest Shortfall                   0.00               0.00             0.00             0.00
                                      --------------     --------------   --------------   --------------
    Total Distribution                   $161,023.48        $126,196.67       $90,914.00       $50,436.77
                                      --------------     --------------   --------------   --------------
                                      --------------     --------------   --------------   --------------


III. SCHEDULED MONTHLY MORTGAGE PAYMENTS (P&I):               Total P&I ...                 $2,694,079.82
                                                         Gross Interest ...                 (2,340,491.13)
                                                                                           --------------
                                                    Scheduled Principal ...                    353,588.69
                                                                                           --------------
                                                                                           --------------


IV. SERVICING FEE:                                                           $218,329.40
                                                                          --------------
                                                                          --------------


V.  DELINQUENCY INFORMATION:
                                     Days Delinquent                              Number   Actual Balance
                                     ---------------                      --------------   --------------
                                         31 - 59                                      56    $1,549,884.02
                                         60 - 89                                       0             0.00
                                       90 or more                                      1        30,333.94
                                     ---------------                      --------------   --------------
                                    Total Delinquent                                  57    $1,580,217.96
                                                                          --------------   --------------
                                                                          --------------   --------------


VI. REPOSSESSION INFORMATION:                                                     Number   Actual Balance
                                                                          --------------   --------------
                                   BOP Repossessions                                   0            $0.00
                       Plus Repossessions this Month                                   3        80,732.53
                                   Less Liquidations                                   0            $0.00
                                                                          --------------   --------------
                                   EOP Repossessions                                   3       $80,732.53
                                                                          --------------   --------------
                                                                          --------------   --------------


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VII. REPURCHASES:                                                                 Number   Actual Balance
                                                                          --------------   --------------
                   Contracts Repurchased or Replaced                                   3       $83,033.15
                       Eligible Substitute Contracts                                   0            $0.00
                         Difference Paid by Servicer                                   0            $0.00
                                                                          --------------   --------------
                                   Total Repurchases                                   3       $83,033.15
                                                                          --------------   --------------
                                                                          --------------   --------------


VIII. RESERVE ACCOUNT ACTIVITY
                      Reserve Fund Beginning Balance                               $0.00
                            Reserve Fund Draw Amount                               $0.00
                         Reserve Fund Deposit Amount                               $0.00


IX. MONTHLY ADVANCE
                              Monthly Advance Amount                               $0.00
                         Outstanding Amount Advanced                               $0.00


X.  DELINQUENCY RATIOS
                    Average 30-Day Delinquency Ratio                               0.20%
                    Average 60-Day Delinquency Ratio                               0.00%
                      Cumulative Realized Loss Ratio                               0.00%
                         Current Realized Loss Ratio                               0.00%


XI. RESIDUAL INTEREST DISTRIBUTION AMOUNT                                    $206,378.45
                                                                          --------------
                                                                          --------------


XII. LIQUIDATION LOSSES:
   Previous Period Aggregate Net Liquidation Losses:                               $0.00
    Current Period Aggregate Net Liquidation Losses:                               $0.00
                  Current Period Liquidation Losses:                               $0.00


XIII. MISC.
            Class M Principal Distribution Test Met?                                  NO
          Class B-1 Principal Distribution Test Met?                                  NO
                                     Clause X Amount                        7,860,275.30
                                     Clause Y Amount                        5,239,906.00
        Clause X Amount equal to or less than Clause                                  NO
                                           Y Amount?
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